                               LEASE AGREEMENT

     THIS LEASE AGREEMENT (the "Lease"), made as of the first day of June, 1991 by and between Botzler-Emery Associates Guilford Ten Limited
Partnership, a Maryland partnership ("Landlord") and BATS, Inc., a Maryland corporation ("Tenant").

                                 WITNESSETH

1. DEMISED PREMISES: In consideration of the rent hereinafter reserved and of the covenants hereinafter contained, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the space described on Exhibit A generally known as 9570 Berger Road, Columbia, Maryland, attached hereto, containing 65,923 square feet, more or less, which space is hereinafter referred to as the "Premises."

2. TERM: This Lease shall be for a term of ten (10) years, commencing on the first day of June, 1991, and ending on the last day of May, 2001 both dates inclusive, (the "Term") unless the Lease is sooner terminated or extended, provided, however, that if Landlord is unable to deliver possession of the Premises in substantially habitable condition on June 1, 1991, the Term shall be adjusted to commence with the delivery of possession of the Premises. In the event the Tenant shall take possession of the Premises on any day other than the first day of any calendar month, the Tenant shall pay PRO RATA rent until the end of that calendar month and the Term of this Lease shall commence on the first day of the following month.

3. OPTION TO RENEW AND EXTENSION: The term of years herein reserved may, at Tenants option, be renewed and extended for two (2) successive terms of five
(5) years each for the same rent and subject to all terms, conditions and covenants applicable to the Term. Tenant shall give notice of its exercise of such option to renew and extend not later than one hundred eighty (180) days prior to the end of such term and, in the event Tenant shall fail to give such notice, the parties agree that it shall be conclusively deemed and presumed that Tenant has affirmatively exercised the option to renew and extend.

4. MINIMUM RENT: During the term hereof Tenant agrees to pay a minimum annual rent of three hundred and seventy five thousand dollars ($375,000), payable without diminution, counterclaim, deduction, set-off, or demand, in equal monthly installments of thirty one thousand, two hundred and fifty dollars ($31,250), the first installment payable upon commencement of the Term of this Lease and the remaining installments payable in advance on the first day of each calendar month during the Term. All rent and other payments due from Tenant to Landlord shall be paid to the Landlord at 9570 Berger Road, Columbia, MD 21046 during regular business hours. If any installment of rent accruing hereunder or any other sums payable hereunder shall not be paid with five (5) days after the due date, the rental and such other sums due shall, without affecting any of Landlord's other rights under this Lease, be increased by a late charge of 5%, or $75.00 whichever is greater, per month until paid, time being of the essence of this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of the rent stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check for payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

     It is the intention of the parties to this Lease Agreement that the initial annual Minimum rent applicable to the premises shall be computed by multiplying the total number of square feet within the gross building area by $5.50, which sum shall be the initial Minimum Rent.

5. DEFINITIONS: The following definitions shall apply to the terms used in this Lease:

    A. The term "Tax Year" means the period from July 1 of any calendar year through June 30 of the next calendar year, unless a different tax year is adopted for Real Estate Taxes by any taxing authority, in which event the term "Tax Year" shall mean the tax year so adopted.

    B. The term "Building" means the structure on the Premises for use and occupancy by the Tenant.

    C. The term "Lease Year" shall mean the successive 12-month periods during the term of the lease, each period commencing on the first day of the calendar month in which the term commencement date of this Lease falls.

    D. The term "Minimum Rent" means the rental set forth in Paragraph 4 of the Lease, as adjusted from time to time in accordance with Paragraph 6 below.

6. RENT ADJUSTMENT: Effective each and every Lease Year after the first Lease Year, the monthly Minimum Rent shall be increased by the rate of three percent (3%) of the Minimum Rent paid by the tenant during the year preceding each annual increase. For example, if the Minimum Rent for the preceding Lease Year was $1,000 than the Minimum Rent for the current Lease Year shall be increased to $1,030.00, the following year would be $1,060.90.

7. TAXES, UTILITIES AND INSURANCE: (a ) In addition to and not in lieu of all or any portion of the Minimum Rent, the Tenant shall pay as additional rent all State, County, City and other AD VALOREM real estate taxes, together with any sewer and water rent charges, including, without limitation, front foot benefit charges or metropolitan sanitary district charges from the date upon which the Landlord delivers possession to the Tenant. The Tenant shall deliver a copy of a receipted tax bill to Landlord on or before September 30 of each year.

     (b) Tenant shall pay all charges for gas, electricity, light, heat, all public charges for sanitary sewage discharged from the Premises and for water consumed on the Premises, power and all other utilities and telephone or other communication services used, rendered or supplied upon or in connection with the Premises.

     (c) Tenant shall keep the Improvements insured throughout the term of this Lease, and any renewal term, against loss or damage by fire and such other risks as may be included in a special Multi-Peril Hazard Insurance Policy providing coverage in an amount at least equal to the full insurable replacement value of the Improvements. Such insurance shall be effected under an enforceable policy naming Landlord and any mortgagee as insured, as their respective interests may appear, issued by an insurer acceptable to Landlord and its mortgagee, licensed in the state where the policy is issued and where the property is located. The original of such policy shall be delivered to Landlord. Said policy shall contain an agreed amount clause and a waiver of subrogation clause and shall not contain any co-insurance provision. The policy must provide for 100% of the cost of replacement in the event of a claim. In the event of a mortgage on the Premises, the policy shall contain the standard mortgagee clause in favor of the mortgagee. Within 15 days after the premium on the policy shall be due and payable, the Landlord and its mortgagee(s) shall be furnished with satisfactory evidence of its payment. Said policy shall provide that cancellation shall not be made without 30 days written notice to Landlord and its mortgagee.

8.  SECURITY DEPOSITS:  Landlord will not require a Security Deposit of
Tenant.

9. REPAIRS: The Tenant agrees to maintain the premises in good repair during the term of this Lease, at its own expense, including, without limitation, the floors, walls, ceiling, interior or exterior doors, inside plumbing, all heating, ventilating, and other equipment and fixtures installed by the Landlord. Tenant agrees that it will at its own expense maintain and replace when necessary all equipment, including but not limited, to doors and/or door closures, fixtures, windows and floor coverings and that it will redecorate the Premises when necessary. Tenant agrees that it will have done at its own expense any work at the Premises resulting from Tenant's occupancy which may be required by law or regulation or lawful authority. Landlord agrees within a reasonable time after receipt of written notice from the Tenant to make all capital repairs reasonably necessary to the structural portion of the Premises and roof subject to Paragraph 13 hereof. The Tenant also agrees, at its own expense to repair any damage caused by the operation of its business or by the actions of its employees, agents or invitees on or about the Premises, the Building, Land or the common areas and facilities, including, without limitation, any damage to the parking areas caused by the operation (including, without limitation, the driving, loading or unloading) of delivery vans, trash, carts or vehicles of any sort servicing Tenant's business or the Premises.

10. USE OF PREMISES: Tenant covenants to use the Premises only for offices and production areas for carrying on the business of developing and manufacturing aircraft equipment and other lawful purposes and to permit Landlord to transmit heat, air conditioning and electric current through the Premises at all times at the discretion of Landlord, provided, however, that Landlord shall not exercise this right in such a way as to unreasonably inconvenience Tenant or intefere with Tenant's use of Premises.

11. TENANT'S AGREEMENTS:  Tenant covenants and agrees:

     A. To pay to Landlord the Minimum rent, additional and other rent amounts during the Term and until possession of the premises is redelivered to Landlord free and clear of debris.

     B. To save Landlord harmless and indemnified from all loss, damage, liability or expense incurred, suffered or claimed by any person by reason of Tenant's neglect or use of the Premises, Land or Building or of anything therein, or of water, steam, electricity or other utility; or by reason of any injury, loss or damage to any person or property upon the Premises not caused by the gross negligence of Landlord and to be answerable for all nuisances caused or suffered on the Premises, or caused by Tenant in the Building, Land or common areas and facilities or on the approaches thereto.

     C. Not to strip or overload, damage or deface the Premises or hallways, stairways, elevator, common areas and facilities or other approaches thereto, of the Building, or fixtures therein or used therewith, nor to permit any hole to be made in any of the same.

     D. Not to suffer or permit any trade or occupation to be carried on or use made of the Premises which shall be unlawful, noisy, offensive or injurious to any person or property, or such as to increase the danger of fire or affect or make void or voidable any insurance on the Building, or which may render any increased or extra premium payable for such insurance, or which shall be contrary to any law or ordinance, rule or regulation, from time to time established by any public authority. Tenant expressly agrees to conform to all rules and regulations from time to time established by the Insurance Rating Bureau of the Jurisdiction in which the Premises are located.

     E. Not to place upon the interior or exterior of the Building or any window or any part thereof or door of the Premises any placard, sign, lettering, window covering or drapes, except such and in such place and manner as shall have been first approved in writing by Landlord; to have installed at Tenant's expense a building standard sign, as determined by Landlord, for the entrance door to the Premises; and not to use any floor adhesive in the installation of any carpeting.

     F. That all automobile parking areas, driveways and other facilities furnished by Landlord including employee parking areas, pedestrian sidewalks and ramps, landscaped areas, exterior stairways and other common areas, facilities and improvements provided by Landlord for the general use in common of tenants, their agents, employees, invitees and customers shall at all times be subject to the exclusive control and managment of Landlord.

     G. Except upon written permission from Landlord, Tenant shall not, by its agents, servants, employees, clients or invitees occupy a number of parking spaces greater than two (2) for each 2000 square feet of the Premises.

12. LANDLORD'S RIGHT OF ACCESS: Landlord shall have the right to enter the Premises during usual business hours for the purpose of inspecting or making repairs to the Premises or Building. If the repairs necessitate the cutting of any carpeting belonging to Tenant, Landlord shall have no obligation to replace said carpeting but shall repair same. Landlord shall have the right to show the Premises to prospective tenants during the last six (6) months of the Lease term.

13. ALTERATIONS: Tenant will not without the prior written consent of Landlord paint the exterior of the Premises or make or permit anyone to make any alterations in or additions to the exterior of the Premises, nor will Tenant install any equipment or any kind that will require any alterations or additions to or the use of the water system, heating system, plumbing system, air conditioning system or electrical system, nor will Tenant install a television antenna or air conditioning units of any type on the roof, in the windows or upon the exterior of the Premises. If any such alterations or additions are made without such consent, Landlord may correct or remove them, and Tenant shall be liable for any and all expenses incurred by Landlord in the performance of this work. At the termination of this Lease all such alterations or improvements made to the Premises shall remain on the Premises and become property of the Landlord, unless Landlord directs that such alteration or improvements be resolved, in which event Tenant shall restore the Premises to their original condition.

14. DAMAGE TO BUILDING OR PREMISES: If the Premises are damaged or destroyed by fire or other casualty from any cause, so as to render the Premises unfit for use and occupancy, and such damage and destruction was without the fault or neglect of Tenant, his servants, employees, agents, visitors or licensees then a prop rata portion of the rent, in accordance with the nature and extent of the injury to Premises, shall be suspended or abated until the Premises have been repaired. Landlord will proceed at its expense, as expeditiously as practicable, to repair the damage, unless, because of the extent of the damage or destruction, Landlord should decide not to repair or restore the Premises or the Building, in which event and at Landlord's sole option, Landlord may terminate this Lease forthwith, by giving Tenant's a written notice of its intention to terminate with ninety (90) days after the date of the casualty. Notwithstanding the foregoing, in case the fire or other casualty shall be caused by the carelessness, negligence or improper conduct of Tenant, its agents, servants, employees, visitors or licensees then, Tenant shall be liable for the full amount of rental during the period of restoration or until cancellation, and all required repairs shall be made at Tenants expense. In no event shall Landlord be required to repair, restore or rebuild any portions of the premises constituting a part of Tenant's leasehold improvements or other Tenant work, trade fixtures, equipment, or personal property. No compensation or claim will be paid by Landlord, or diminution of rent allowed by Landlord, by reason or inconvenience, annoyance or injury to business arising from the necessity of repairing any other portion of the Building, however the necessity may occur. Notwithstanding any provision contained in this Lease Agreement to the contrary, the Tenant shall have the right to terminate this Lease Agreement in the event the Premises are damaged to the extent that said premises cannot be restored within 210 days next following the date upon which the damage occurs.

15. HOLD HARMLESS; INSURANCE: (a) Tenant agrees that it will indemnify and save Landlord and its agent(s) harmless of and from any and all liabilities, damages, causes of action, suits, claims, judgments, costs and expenses of any kind (including attorney's fees) (i) relating to or arising from the possession, use, occupation, management, repair, maintenance or control of the Premises, or any portion thereof, or (ii) arising from or in connection with any act or omission of Tenant or Tenant's agents, employees or invitees, or (iii) resulting from any default, violation of nonperformance of this Lease by Tenant, or (iv) resulting from injury to person or property or loss of life sustained in or about the Premises. To assure such indemnity, Tenant shall carry and keep in full force and effect at all times during the term of this Lease for the protection of Landlord, its agent(s) and Tenant herein, public liability insurance with limits of at least One Million Dollars ($1,000,000.00) for each accident and Five Hundred Thousand Dollars ($500,000.00) for each separate injury, and property damage insurance in the amount of One Hundred Thousand Dollars ($100,000.00). Tenant certifies that Landlord and its agent(s) shall be maintained at all times as an additional names insured under such insurance policy. In the event Tenant shall fail to maintain such policy of insurance then Landlord may, after three (3) days' written notice to Tenant, obtain such policy and pay the premium thereon and the amount so paid shall be added to the next installment of Minimum Rent. (b) It is understood and agreed that all personal property, goods, wares and merchandise in the Premises shall be and remain at the sole risk of Tenant or those claiming through Tenant, and Landlord shall not be liable for any damage to or loss of such personal property, goods, wares and merchandise arising from bursting, overflowing or leaking of the roof or of water, sewer or steam pipes, or from heating or plumbing fixtures, or from any other cause whatsoever, unless said damages are caused through the gross negligence of Landlord. Tenant certifies that it has either obtained its own insurance coverage for losses to personal property of any kind which may be in or on the Premises or has decided to self-insure for such losses.

16. SUBORDINATION: Tenant covenants and agrees that all of its rights hereunder are and shall be subject and subordinate to the lien of any first mortgage hereafter placed on the demised Premises or any part thereof, except the Tenant's property or trade fixtures, and to any and all renewals, modifications, consolidations, replacements, extensions or substitutions of any first mortgage (which is hereinafter termed the mortgage). Such subordination shall be automatic, without the execution of any further subordination agreement by Tenant. If, however, a written subordination agreement, consistent with this provision, is required by a mortgagee, Tenant agrees to execute, acknowledge and deliver the same and in the event of failure so to do, Landlord may, in addition to other remedies for breach of covenant hereunder, execute, acknowledge and deliver the same as the agent or attorney in fact of Tenant, and Tenant hereby irrevocably constitutes Landlord its attorney-in-fact for such purpose.

17. ATTORNMENT AND NONDISTURBANCE: (a) If, at any time during the term of this Lease, the Landlord of the demised Premises shall be the holder of a leasehold estate covering premises which include the demised Premises, and if such leasehold shall terminate or be terminated for any reason, or if, at any time during the term of Lease a mortgage to which this Lease is subordinate shall be foreclosed, Tenant agrees at the election and upon demand of any owner of the premises which include the demised Premises, or of any mortgagee in possession thereof, or of any holder of a leasehold thereafter affecting premises which include the demised Premises, or of any purchaser at foreclosure, to attorn, from time to time, to any such owner, mortgagee, holder or purchaser upon the terms and conditions set forth herein for the remainder of the term demised in this Lease. Provided however, that Tenant shall not be obligated to attorn unless, if Tenant shall so request in writing, such holder, owner, mortgagee or purchaser shall execute and deliver to Tenant an instrument wherein said holder, owner, mortgagee or purchaser agrees that so long as Tenant performs all the terms, covenants and conditions of this Lease, on Tenant's part to be performed, Tenant's possession under the provisions of this Lease shall not be disturbed by such holder, owner, mortgagee or purchaser.

     (b) The foregoing provisions shall inure to the benefit of any such owner, mortgagee, holder or purchaser and shall apply notwithstanding that this Lease may terminate upon the termination of any such leasehold estate or upon such foreclosure, and shall be self-operative upon any such demand, without requiring any further instrument to give effect to such provisions. Tenant, however, upon demand of any such owner, mortgagee, holder or purchaser, agrees to execute, from time to time, an instrument in confirmation of the foregoing provisions, satisfactory to any such owner, mortgagee, holder or purchaser, in which Tenant shall acknowledge such attornment and set forth herein and shall apply for the remainder of the term originally demised in this Lease. Nothing contained in this article shall be construed to impair any right otherwise exercisable by any

18. SUBLETTING AND ASSIGNMENT: Tenant will not sublet the Premises or any part thereof or transfer possession or occupancy thereof or rent desk space therein to any person, firm or corporation or transfer or assign this Lease without the prior written consent of Landlord, nor shall any subletting or assignment thereof be effected by operation of law or otherwise without the prior written consent of Landlord. Further, no such assignment or subletting nor the consent of Landlord thereto shall release, discharge or affect the liability of Tenant, as provided in this Lease, for the full discharge or affect the liability of Tenant, as provided in this Lease, for the full term hereof. Any consent by Landlord to an assignment or subletting of this Lease shall not constitute a waiver of the necessity for such consent as to any subsequent assignment or subletting. If Tenant shall, without the prior written consent of Landlord, transfer, assign or hypothecate any stock or interest in the Tenant, so as to result in a change in the control thereof by the person, persons or entities owning a controlling interest therein as of the date of this Lease, then Landlord shall have the option to terminate this Lease at any time after actual notice of such change by giving Tenant at least sixty (60) days prior written notice and, on the date fixed in such notice for termination of this Lease, this Lease shall expire and come to end with the same effect as if said date were originally set forth in this Lease for expiration of the term. The mere receipt by Landlord or rent from a party other than Tenant shall not be deemed actual notice of any change in control or ownership of

Tenant. This provision shall not be applicable to the transfer of any stock in the Tenant, to a member of the immediate family or any person(s) owning as of the date of this Lease a controlling interest therein (i.e., the spouse and direct lineal ancestor or descendant of such person or such person's spouse).

19. CONDEMNATION: This Lease shall terminate and the rental payable hereunder shall be abated to the date of such termination in the event of the forceable leasing in excess of one year or condemnation of the Premises or any part thereof by any competent authority under the right of eminent domain for any public or quasi-public use or purposes which renders the balance of the Premises economically unsuitable. If the nature, location or extent of any proposed condemnation affecting the Building is such that Landlord elects in good faith to demolish all or substantially all of the Building, the Landlord may terminate this Lease by giving at least sixty (60) days' written notice of termination to Tenant at any time after such condemnation, and this Lease shall terminate on the date specified in such notice. The forceable leasing by any competent authority of any portion of the Building other than the Premises shall have no effect whatever upon this Lease. In case of any taking or condemnation, whether or not the term of this Lease shall cease and terminate, the entire award shall be the property of Landlord, and Tenant hereby assigns to Landlord all of his right, title and interest in and to any such award. Tenant, however, shall be entitled to claim, prove and receive in the condemnation proceeding such awards as may be allowed for fixtures and other equipment installed by it, but only if such awards shall be made by the Court in addition to the award by it to Landlord for the Land and Building or part thereof so taken.

20. QUIET ENJOYMENT: Landlord covenants that, upon performance by Tenant of all covenants herein, Tenant shall have and hold the Premises free from any interference from Landlord, except as otherwise provided herein.

21. TENANT'S DEFAULT: Tenant shall be in default of this Lease upon the happening of any one of the following:

     A. Failure to pay the rent or any other sum required by the terms of this Lease within five (5) days after the due date.

     B. The commencement of any action or proceeding or the dissolution or liquidation of Tenant, or for the appointment of a receiver or trustee of Tenant's property, and the failure to discharge any such action within twenty (20) days.

     C. The making of any assignment for the benefit of creditors, or if Tenant is declared bankrupt.

     D. The abandonment of the Premises by Tenant.

     E. Failure to perform or observe any other term, covenant or condition of this Lease and the continuance therefore for twenty (20) days after written notice from Landlord. In addition to any other remedies contained herein the Landlord at his sole discretion may convert this Lease to a month-to-month lease if the Tenant has been in default for any rent or other amounts owned for over (30) days.

     Upon default, as hereinabove defined, Landlord, without notice to Tenant, may enter upon the Premises without terminating this Lease and do any acts which Landlord may deem necessary to cure such default, and Tenant agrees to pay Landlord any damage and/or expense incurred thereby.
Furthermore, upon default Landlord may, on ten (10) days advance written notice to Tenant, terminate this Lease and, with or without legal process, take possession of the Premises and remove Tenant or any other occupant. Landlord shall be entitled to recover as damages from Tenant an amount equal to the balance of all rent due to the end of the Lease term, together with all legal and other expenses incurred, including the cost of reletting the Premises. Tenant shall be credited however, with any net amounts received by Landlord from the reletting of the Premises. No act of Landlord shall be considered an acceptance of a surrender of the Premises, unless in writing. Landlord may maintain separate actions each month to recover the damages, without waiting to the end of the term of this Lease.

22. LEGAL EXPENSES: If any action or proceeding is commenced in which Landlord intervenes or is made a party by reason of being the Landlord under the Lease, or if Landlord shall deem it necessary to engage attorneys or institute any suit against Tenant in connection with the enforcement of Landlord's rights under the Lease, the violation of any term of the Lease, the declaration of Landlord's rights hereunder, or the protection of Landlord's interests under the Lease, Tenant shall reimburse Landlord for its expenses incurred as a result thereof including, without limitation, court costs and reasonable attorneys' fees.

23. SURRENDER OF PREMISES: Upon the expiration or termination of this Lease, Tenant shall quit and surrender the Premises to Landlord broom clean and in good order ordinary wear and tear excepted, and shall remove all of its property therefrom provided, however, that upon surrender of the premises, it is in compliance with all applicable building code requirements. The obligations of this Paragraph shall survive the termination of this Lease. In the event Tenant fails to remove furniture, trade fixtures or machinery from the Premises before the expiration of this Lease, it is agreed that Tenant is abandoning said furniture, trade fixtures and machinery and the same shall become the property of Landlord, who shall have the right to use, remove or dispose of same at Tenant's expense.

24, TENANT HOLDING OVER: If Tenant shall not immediately surrender possession of the Premises at the termination of the Lease, Tenant shall become a tenant month-to-month, provided rent shall be paid to and accepted by Landlord in advance at twice the Minimum Rent payable hereunder just prior to the termination of this Lease; but unless and until Landlord shall accept such rental from Tenant, Landlord shall continue to be entitled to retake or recover possession of the Premises as hereinbefore provided in case of default on the part of Tenant, and Tenant shall be liable to Landlord for any loss or damage Landlord may sustain by reason of Tenant's failure to surrender possession of the Premises immediately upon the expiration of the term of this Lease. If Tenant shall fail to surrender possession of the Premises immediately upon the expiration of the term hereof, Tenant hereby agrees that all obligations of Tenant and all rights of Landlord application during the term of this Lease shall be equally applicable during such period of subsequent occupancy, whether or not a month-to-month tenancy shall have been created as aforesaid.

25. LANDLORD'S LIABILITY: In no event shall Landlord including any successor assignee of all or any portion of Landlord's interest in the Building or Land, be personally liable or accountable with respect to any provision of this Lease. If Landlord shall be in breach or default with respect to any obligation hereunder or otherwise, Tenant agrees to look for satisfaction solely to the equity of Landlord in the Building and Land. The liability of Landlord, or other entity comprising Landlord, shall in no event exceed the amount of such equity and no other assets of Landlord (or any partners, stockholders or officers of Landlord) shall be subject to levy, execution or other procedures for satisfaction of Tenant's remedies. In the event Landlord transfers this Lease, other than as security for a mortgage, ground lease or deed of trust, Landlord (and, in case of any subsequent transfers or conveyance, than grantor) shall, upon such transfer and acceptance by the transferee be relieved from all liability and obligation hereunder arising after such transfer, including any liability to Tenant for any security deposit under this Lease.

26. NOTICES: All notices, demands, request, approvals, consents or other instrument required or desired to be given hereunder by either party to the other shall be personally delivered or sent by U.S. certified or registered mail, return receipt requested, first class postage prepaid, addressed as follows: If to Landlord: Botzler Emery Associates Guilford Ten Limited Partnership, c/o Pledge, 9570 Berger Road, Columbia, MD 21046 Attn: Larry Ohler, with a copy to Aid Association for Lutherans, 4321 N. Ballard Road, Appleton, WI 54919. If to Tenant: PATS, Inc., 9570 Berger Road, Columbia, MD 21046.

27. ESTOPPEL CERTIFICATES: Tenant agrees from time to time, within five (5) business days of request from Landlord, to execute, acknowledge and deliver to Landlord or to such other person(s) as Landlord may indicate a statement in writing certifying that Tenant is in possession of the Premises and currently paying rent at the then-applicable Minimum Rent and that this Lease is in full force and effect, and containing such other information as may be required.

28. SUCCESSOR AND ASSIGNS: This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall inure to the benefit of and be binding upon Tenant, its heirs, distributees, personal representatives, successors and assigns, provided that as to the assign of Tenant, the benefits shall inure to such assigns only if the assignment has been consented to in writing by Landlord.

29. ENTIRE AGREEMENT: This Lease contains the entire agreement of the parties in regard to the Premises. There are no oral agreements existing between them.

30. WAIVER OF JURY TRIAL: Tenant hereby waives all right to trial by jury in any claim, action, proceeding or counterclaim by either Landlord or Tenant against the other or any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and/or Tenant's use of occupancy of the Premises.

31. OTHER PROVISIONS: This Lease shall be construed and governed by the law of the State of Maryland. No waiver of any breach of any covenant, condition or agreement contained herein shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this Lease shall be valid and enforced to the fullest extent permitted by law. Except as specifically provided for herein, Tenant agrees to accept the Premises in its "as is" condition.

32. JURISDICTION: Tenant hereby consents to the exercise of personal jurisdiction over it by any federal or state court in the State of Maryland and consents to the laying of venue in any jurisdiction or locality within the State of Maryland. In addition to (and not in lieu of) the agents designated under applicable law for purposes of service of process, Tenant appoints Larry D. Ohler having an address at 9570 Berger Road, Columbia, MD 21046 as Tenant's agent for receipt of service of process on Tenant's behalf in connection with any suit, writ, attachment, execution or discovery or supplementary proceedings in connection with the enforcement of this Lease. Service on said agent shall be effected by any means permitted under applicable law or by the court in which the action is filed, or, at Landlord's option, by mailing process, postage prepaid, by certified mail, return receipt requested, either to Tenant's agent at the foregoing address or to Tenant at the address set forth in Section 2c of this Lease. Service shall be deemed effective upon receipt. The Tenant may designate a change of address by written notice to the other given by certified mail, return receipt requested, at least ten (10) days before such change of address is to become effective.

33. LANDLORD'S RIGHT TO CURE: If Tenant shall fail to perform any covenant or duty required of it by this Lease or by law, Landlord shall, after notice to Tenant and expiration of the applicable cure period, have the right (but not the duty) to enter the Premises, if necessary, to perform the same without notice, but the reasonable cost thereof shall be deemed to be additional rent, and shall give the Landlord the same rights and remedies as though the additional rent were part of the monthly rent due the Landlord under this Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day and year first above written.

WITNESS                                PLEDGC
                                       PARTNERSHIP

/s/ Edward Tindall                     /s/ Charles L. Parrington
-----------------------------------    -----------------------------------
Edward Tindall                         Charles L. Parrington
                                       General Partner
                                       ("Landlord")

                                       PATS, INC.

/s/ L. Roland Sturm                    By: /s/ Harvey O. Patrick
-----------------------------------       --------------------------------
L. Roland Sturm                           Harvey O. Patrick
                                       ("Tenant")

                              AMENDMENT OF LEASE


     THIS AMENDMENT is made as of this 1st day of July, 1997, by and between PLEDGC, a Maryland general partnership, as General Partner of Botzler-Emory Associates Guilford Ten Limited Partnership, a Maryland limited partnership (hereinafter referred to as "Landlord"), and PATS, INC., a Maryland corporation (hereinafter referred to as "Tenant").

     WHEREAS, Landlord and Tenant entered into a lease dated June 1, 1992, regarding the premises described as 9570 Berger Road, Columbia, Howard County, Maryland containing 65,923 square feet of space, more or less (the "Property"); and

     WHEREAS, the parties hereto desire to amend the Lease as hereinafter set forth.

     NOW, THEREFORE, WITNESSETH for good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   Paragraph 4 of the Lease is amended as follows:

          RENT. Tenant shall pay to Landlord minimum rent ("Rent") at the rate of Four Hundred Five Thousand Dollars ($405,000.00) per annum, payable in equal monthly installments of Thirty-Three Thousand Seven Hundred Fifty Dollars ($33,750.00) in advance and without demand beginning on the first day of July 1997 and continuing on the first day of each month thereafter subject to the adjustments set forth herein.

     2.   Paragraph 5 of the Lease is amended as follows:

          RENT ADJUSTMENT. The Rent shall be adjusted annually beginning on July 1, 1998 and on the first day of July of each succeeding year during the term of the Lease to a sum obtained by multiplying the rent for the year beginning July 1, 1997 by a fraction, the numerator of which shall be the amount of the CONSUMER'S PRICE INDEX for Baltimore, Maryland (the "Index") for the preceding December (or the most recently available monthly Index on July 1 of each year) and the denominator of which shall be such Index for July 1, 1997; provided, however, that in no event shall the annual rent increase be less than three percent (3%) annually each July 1, beginning July 1, 1998 during the term hereof. As used herein, the term "Consumer's Price Index" means the Consumer's Price Index for "all items" now published by the Bureau of Labor statistics of the United States Department of Labor, or if such publication is discontinued, then the most closely comparable data published by such agency or another agency of the United States Government.

     3. Paragraph 2 of the Lease is amended to extend the Lease term as follows:

          The term of the Lease shall end on June 30, 2007.

     4.   The following provision is added to the Lease:

          RIGHT OF FIRST REFUSAL. If, at any time after the date of this Amendment, the Landlord shall desire to sell the property or any part thereof, or shall receive from a third party a bona fide offer to purchase the property, or any part thereof, the Landlord, before making or accepting the offer, as the case may be, shall send to the Tenant written notification from the Landlord of the Landlord's intention to make or accept the offer unless the Tenant agrees to purchase the property for the greater of Three Million Three Hundred Thousand Dollars ($3,300,000.00) or the fair market value of the property. The Tenant shall have twenty (20) days from the date of the Notice to notify Landlord in writing of Tenant's election to exercise its right to purchase the property.

          If the Tenant exercises its right to purchase the property, the parties shall select by mutual agreement an appraiser to establish the fair market value of the property. If the parties are unable to agree on the appraiser to be used, each party shall select their own appraiser (and be responsible for their respective costs thereof) and the average of the two appraisers shall be deemed the fair market value for establishing the purchase price by the Tenant. Tenant shall have ten
     (10) days from final determination of the fair market value to advise Landlord in writing whether Tenant intends to proceed to exercise Tenant's right of that refusal. Settlement of the purchase by the Tenant shall occur within sixty (60) days after the date of the Tenant's notice following the final determination of fair market value.

          If the Tenant does not elect to exercise its right of first refusal in the manner set forth above, then the Landlord shall be free for a period of ninety (90) days from the expiration of the ten (10) day notice period after the determination of fair market value to sell the property free and clear of the right of first refusal. In the event that the property is not sold to a third party within the ninety (90) day period, then any further sale of the property must first be submitted to the Tenant in accordance with the provisions of this paragraph.

          The Tenant's right of first refusal shall be subordinate and junior to the legal operation and effect of any present or future mortgage or Deed of Trust which now or hereafter becomes a lien on the property.

          Anything in this Agreement to the contrary notwithstanding, this right of first refusal and the rights and obligations contained herein shall automatically expire if not exercised on or before June 30, 2007.

     5. In all other respects, the Lease shall remain in full force and effect.

     6. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

     7. This Amendment shall be interpreted and construed in accordance with the laws of the State of Maryland.

     WITNESS the hands and seals of the parties hereto as of the day and year first above written.

ATTEST/WITNESS:                        LANDLORD: BOTZLER-EMORY
                                       ASSOCIATES GUILFORD TEN
                                       LIMITED PARTNERSHIP

                                   By: PLEDGC, a Maryland General
                                       Partnership, General Partner

/s/ Harry S. Jackson                   By: Edward G. Tindall             (SEAL)
--------------------------------          -------------------------------
Harry S. Jackson                           Edward G. Tindall

ATTEST/WITNESS:                        TENANT:

                                       PATS, INC.

/s/ Joan Lewis                         By: /s/ Harvey O. Patrick         (SEAL)
--------------------------------          -------------------------------